UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 30, 2005

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware Delaware	1-12994 000-50694	52-1802283 52-1873369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1300 Wilson Boulevard

Suite 400

Arlington, Virginia 22209

(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (703) 526-5000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

Item 1.01. Entry into a Material Definitive Agreement.

With respect to the new term loan we entered into, the information disclosed under “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated by reference into this Item.

Item 2.02. Results of Operations and Financial Condition.

On January 6, 2006, The Mills Corporation issued a press release announcing that it will restate its audited financial results from 2000 through 2004 and its unaudited quarterly results for 2005 to correct accounting errors primarily related to certain investments made by Mills Enterprises, Inc., a wholly owned taxable REIT subsidiary, and changes in the accrual of the compensation expense for long-term incentive compensation. The Mills Limited Partnership also will restate its audited financial results from 2000 through 2004 and its unaudited quarterly results for 2005. The full text of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1, and is incorporated by reference herein.

The information related to the restatements in the press release remains subject to review and audit by the Company’s independent auditors and to completion of the audit of the Company’s 2005 financial statements. The completion of this process and the implementation of process improvements to address weaknesses in the Company’s internal controls over financial reporting could result in further adjustments and the actual restated and 2005 financial statement impacts may be different from what is set forth in the press release. There can be no assurance that the amount of any further adjustments will not be material, either individually or in the aggregate.

The information in Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” with the Securities and Exchange Commission for any purpose including Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be incorporated by reference into any registration statement filed by The Mills Corporation or The Mills Limited Partnership under the Securities Act of 1933 regardless of any general incorporation language in such filing.

This Current Report on Form 8-K and Exhibit 99.1 contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on current expectations and are not guarantees of future performance. Further, the forward-looking statements are subject to the limitations listed in Exhibit 99.1 and in the Company’s other SEC reports, including that actual events or results may differ materially from those in the forward-looking statements.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As a result of the events described in this Form 8-K, the Company is in default under certain provisions of its line of credit and certain project-related loans. The Company has commenced its efforts to obtain a waiver of the default from its bank group and other lenders. To provide short-term liquidity, on January 6, 2005, The Mills Limited Partnership entered into a Term Loan Agreement (the “Facility”) with JPMorgan Chase Bank, as lender and administrative agent. The Facility provides for multiple draws of up to $150 million in the aggregate until March 31, 2006. The Mills Corporation has agreed to unconditionally guaranty all of The Mills Limited Partnership’s obligations under the Facility.

We may use amounts available for borrowing under the Facility to acquire or develop real property, make various permitted investments, repay indebtedness and fund other working capital needs. The Facility matures on July 14, 2006, but includes an earlier mandatory prepayment requirement upon any refinancing of our existing indebtedness relating to the Sawgrass Mills project, the consummation of any extension of the July 7, 2006 maturity date of such Sawgrass Mills indebtedness, or a sale of the Sawgrass Mills project.

At our option, we may make borrowings under the Facility as base rate loans or LIBOR rate loans, plus an applicable margin of 1% in the case of base rate loans and 2% in the case of LIBOR rate loans.

The various covenants in the Facility are generally consistent with the covenants contained in our existing revolving credit and term loan agreement. These operational restrictions include, among other things, customary restrictions on our ability to:

•	Incur indebtedness or grant liens;

•	Pay dividends or make stock repurchases;

•	Make investments, acquire businesses or assets or enter into joint ventures;

•	Make expenditures on construction assets that are not leased;

•	Engage in businesses other than those that acquire, develop, lease, re-develop or manage retail real property and business incidental thereto;

•	Enter into transactions with partners and affiliates; and

•	Merge, consolidate or dispose of assets.

We are also required to comply with various ongoing financial covenants, including with respect to:

•	Maximum leverage and secured leverage ratios;

•	Minimum combined equity value (determined according to the difference between our capitalization value and our outstanding indebtedness); and

•	Minimum interest coverage ratio.

If we do not comply with the various financial and other covenants and requirements in the Facility, the lenders may, subject to various customary cure rights, require the immediate payment of all amounts outstanding under the Facility.

JP Morgan Chase Bank is the administrative agent and a lender on our existing credit facility and JP Morgan Chase Bank or its affiliates is an agent or lender for certain other loans made in the ordinary course to various of our operating subsidiaries. Affiliates of JP Morgan Chase Bank have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On December 30, 2005, The Mills Corporation’s Board of Directors decided to reduce the number of the Company’s predevelopment projects. Accordingly, ten predevelopment projects will be written off in the fourth quarter of 2005, including six domestic projects and four foreign projects. The predevelopment projects that are being written off include Oregon City, OR, San Diego, CA, Yonkers, NY, Minneapolis, MN, Pescaccio, Rome, Valencia, Spain, Seville, Spain, Candlestick, CA, Piers, CA and Singapore. The Company expects to incur a one-time restructuring charge during the fourth quarter of 2005 related to the projects being written off totaling approximately $71 million. None of these charges will result in future cash expenditures.

Item 2.06. Material Impairments.

A portion of the expected restatement relates to an impairment of a loan totaling approximately $4.1 million made by MEI in 1999 to a tenant at The Block. The loan proceeds were used by the tenant to fund tenant improvements and for working capital purposes. Based on management’s review of this tenant relationship, the Board of Directors concluded on January 5, 2006 that facts and circumstances existed in 2000 that indicated that the tenant would be unable to repay this loan. The impairment of this loan is expected to result in charge of approximately $4.1 million for 2000, which will be reflected as an increase in accumulated deficit of an equivalent amount as of December 31, 2001 in the restated audited financial statements to be included in an amended 2004 Annual Report on Form 10-K to be filed by The Mills Corporation and The Mills Limited Partnership. In addition, the $71 million of predevelopment project write-offs discussed under Item 2.05 above constitutes an impairment charge for purposes of this Item 2.06. The impairments will not result in future cash expenditures.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Mills Corporation’s Board of Directors, including its Audit Committee, concluded on January 5, 2006 to restate the audited financial results from 2000 through 2004 and unaudited quarterly results for 2005 for The Mills Corporation and The Mills Limited Partnership. The Audit Committee and the Board of Directors discussed the companies’ restatements with Ernst & Young LLP, the companies’ independent registered public accounting firm. The Mills Corporation and The Mills Limited Partnership will include the restated results for the fiscal years ended December 31, 2002, 2003 and 2004 in an amended 2004 Annual Report on Form 10-K and for each of the first three quarters in 2005 in amended Form 10-Qs for 2005. In the interim, investors should no longer rely on the 2002, 2003 and 2004 financial statements and the associated auditor’s report currently on file with the SEC in the companies’ 2004 Form 10-K or on the unaudited financial statements in the companies’ Form 10-Qs for 2005.

The Mills Corporation and The Mills Limited Partnership are aware that the occurrence of a restatement of previously issued financial statements to correct errors is a strong indicator that material weaknesses in internal controls exist. At this time, The Mills Corporation and The Mills Limited Partnership expect to report a material weakness in their internal control over financial reporting in their 2005 Form 10-K.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 30, 2005, the Board of Directors of The Mills Corporation appointed Edward S. Civera as a new independent director of The Mills Corporation. There are no arrangements or understandings between Mr. Civera and any other person pursuant to which Mr. Civera was selected as a director. Mr. Civera was also appointed to serve as a member of the company’s Audit Committee.

Mr. Civera currently serves as the Chairman of the Board at HealthExtras, Inc., a publicly traded pharmacy benefit management company. He also serves as a member of the board of directors of MCG Capital Corporation, a publicly traded commercial finance company, and MedStar Health, a non-profit healthcare organization. From 1997 to 2001, Mr. Civera was the Chief Operating Officer and Co-Chief Executive Officer of United Payors & United Providers, Inc. Prior to that, Mr. Civera spent 25 years with Coopers & Lybrand (now PricewaterhouseCoopers LLP), the last 15 years as both a partner and managing partner focused on financial advisory and auditing services.

Item 7.01. Regulation FD Disclosure

A copy of the press release announcing the new term loan, the restatements, the reduction in the number of predevelopment projects and the appointment of Mr. Civera to the Board of Directors is furnished with this Current Report on Form 8-K as Exhibit 99.1, and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated January 6, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MILLS CORPORATION

By:	/s/ MARK D. ETTENGER
Name:	Mark D. Ettenger
Title:	President

THE MILLS LIMITED PARTNERSHIP

By: The Mills Corporation, its general partner

By:	/s/ MARK D. ETTENGER
Name:	Mark D. Ettenger
Title:	President

Date: January 6, 2006